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                                                                    Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement No. 333-102372 on Form S-3 of our report dated September 10, 2004 (June 28, 2005 as to Note 15), relating to the financial statements and the financial statement schedule of Accredo Health, Incorporated appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Accredo Health, Incorporated for the year ended June 30, 2004.


/s/  Deloitte & Touche LLP

Memphis, Tennessee
June 28, 2005